Exhibit 10.47

STATE AUTO FINANCIAL CORPORATION
518 East Broad Street
Columbus, Ohio 43215

As of November 10, 2004

KeyBank National Association, as Agent (the “Agent”)
127 Public Square
Cleveland, Ohio 44114

Re: SAF Funding Corporation (the “Borrower”) — Credit Agreement dated November 12, 2003 (the “Credit Agreement”); Confirmation of Extension and First Amendment to Credit Agreement (the “Confirmation”)

Ladies and Gentlemen:

     We and the Borrower are the parties to a Standby Purchase Agreement dated November 12, 2003 (the “Standby Purchase Agreement”) in connection with the Credit Agreement.

     We are writing to confirm that we are aware that the Borrower, the Lenders (as defined in the Credit Agreement) and the Agent have entered into the Confirmation, pursuant to which, inter alia, the Commitment Termination Date (as defined in the Credit Agreement) has been extended.

     We have read and understand the Confirmation and are aware that the effectiveness of the Confirmation is subject to, among other things, our execution and delivery of this letter of confirmation, and we desire that the Confirmation become effective.

     In consideration of the foregoing, we also hereby confirm and ratify all of our obligations, liabilities and agreements under and pursuant to the Standby Purchase Agreement and confirm that the Confirmation and the extension contemplated thereby shall not limit, impair or otherwise affect our obligations, liabilities or agreements under the Standby Purchase Agreement, which remain unmodified and in full force and effect.

KeyBank National Association, as Agent
November 10, 2004

     We further acknowledge and agree that as of the date hereof, we have no claim, defense or set-off right to the enforcement of our liabilities and obligations under the Standby Purchase Agreement.

STATE AUTO FINANCIAL CORPORATION

By	/s/Robert H. Moone

Name: Robert H. Moone
Title: Chairman of the Board and President

Borrower Joinder

     The undersigned Borrower joins in the foregoing letter as of the date first above written to confirm its continuing obligations, liabilities or agreements under and pursuant to Standby Purchase Agreement.

SAF FUNDING CORPORATION
By	/s/ Mary K. Young

Name: Mary K. Young
Title: Vice President